Exhibit 99.1

FOR IMMEDIATE RELEASE

Cedar Fair and Six Flags to Combine in Merger of Equals,

Creating a Leading Amusement Park Operator

Combined Company Will Benefit from Expanded and Complementary Portfolio of 42 Iconic Parks and 9

Resort Properties Across 17 States, Canada and Mexico

Diversified Geographic Footprint with a More Balanced Presence in Year-Round Operating Climates

More Robust Operating Model and Technology Platform to Drive

Improved Guest Experience and Park Efficiencies

Strong Financial Profile and Cash Flow Generation Expected to Facilitate Investments in

Park Upgrades, Expansions and New, Innovative Offerings

Approximately $200 Million of Annual Synergies, Including $120 Million of Cost Savings Anticipated

Within Two Years Following Close

Expected to be Accretive to EPS for Cedar Fair Unitholders and Six Flags Shareholders within the First 12

Months Following Close

Companies to Host Conference Call Today at 8:30 a.m. ET

SANDUSKY, Ohio and ARLINGTON, Texas – (Nov. 2, 2023) – Cedar Fair (NYSE: FUN) and Six Flags Entertainment Corporation (NYSE: SIX) today announced that they have entered into a definitive merger agreement to combine in a merger of equals transaction. The combined company, with a pro forma enterprise value of approximately $8 billion based on both companies’ debt and equity values as of October 31, 2023, will be a leading amusement park operator in the highly competitive leisure space with an expanded and diversified footprint, a more robust operating model and a strong revenue and cash flow generation profile.

Under the terms of the merger agreement, which has been unanimously approved by the Boards of Directors of both companies, Cedar Fair unitholders will receive one share of common stock in the new combined company for each unit owned, and Six Flags shareholders will receive 0.5800 (the “Six Flags Exchange Ratio”) shares of common stock in the new combined company for each share owned. Following the close of the transaction, Cedar Fair unitholders will own approximately 51.2%, and Six Flags shareholders will own approximately 48.8%, of the combined company’s fully diluted share capital on a pro forma basis. One business day prior to the close of the transaction, Six Flags will declare a special cash dividend composed of: (i) a fixed amount of $1.00 per outstanding Six Flags share, totaling approximately $85 million in the aggregate, plus, (ii) an amount per outstanding Six Flags share equal to (a) the aggregate per unit distributions declared or paid by Cedar Fair to unitholders with a record date following today’s date and prior to the close of the transaction, multiplied by (b) the Six Flags Exchange Ratio, which special dividend will be payable to Six Flags shareholders of record as of one business day prior to the close of the transaction, contingent on the closing of the transaction.

“Our merger with Six Flags will bring together two of North America’s iconic amusement park companies to establish a highly diversified footprint and a more robust operating model to enhance park offerings and performance,” said Richard Zimmerman, President and Chief Executive Officer of Cedar Fair. “Together, we will have an expanded and complementary portfolio of attractive assets and intellectual property to deliver engaging entertainment experiences for guests. The combination also creates an enhanced financial profile with strong cash flow generation to accelerate investments in our parks to delight our guests, driving increased levels of demand and in-park value and spending. I have great respect for the Six Flags team and look forward to joining forces as we embark on this next chapter together.”

“The combination of Six Flags and Cedar Fair will redefine our guests’ amusement park experience as we combine the best of both companies,” added Selim Bassoul, President and Chief Executive Officer of Six Flags. “Six Flags and Cedar Fair share a strong cultural alignment, operating philosophy, and steadfast commitment to providing consumers with thrilling experiences. By combining our operational models and technology platforms, we expect to accelerate our transformation activities and unlock new potential for our parks. We are excited to unite the Cedar Fair and Six Flags teams to capitalize on the tremendous growth opportunities and operational efficiencies of our combined platform for the benefit of our guests, shareholders, employees, and other stakeholders.”

Compelling Strategic and Financial Benefits

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A Successful Amusement Park Operator with Complementary Portfolio of Attractive Assets: The combined company will operate a portfolio of 27 amusement parks, 15 water parks and 9 resort properties across 17 states in the U.S., Canada, and Mexico. The company’s complementary portfolio will include some of the most iconic parks in North America with significant brand equity and loyal, recurring guest bases within the highly competitive leisure space. The combined company will also have entertainment partnerships and a portfolio of beloved IP such as Looney Tunes, DC Comics and PEANUTS to develop engaging new attractions enabled by compelling characters, environments, and storytelling.

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Diversified Footprint and Guest Experiences: Cedar Fair and Six Flags have minimal market overlap of park operations, and the combined company’s complementary geographic footprint is expected to mitigate the impact of seasonality and reduce earnings volatility through a more balanced presence in year-round operating climates. The portfolio will include diversified experiences for guests including safaris and animal experiences, campgrounds, sports facilities and luxury lounges, enabling the combined company to better meet rising consumer demand for varied and engaging entertainment options.

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Enhanced Operating Platform to Improve Guest Experiences: By uniting Cedar Fair and Six Flags’ complementary operating capabilities, the combined company will benefit from a more robust operating platform for improved park offerings and more efficient systemwide performance. The companies expect to leverage Cedar Fair’s recent park investment experience to accelerate the transformation underway across Six Flags’ portfolio. Cedar Fair and Six Flags will seek to create a more engaging and immersive guest experience. The combined company will also offer expanded park access to season pass holders along with an enhanced, combined loyalty program featuring additional perks.

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Experienced and Proven Leadership Team: The senior leadership teams of Six Flags and Cedar Fair bring different and complementary skillsets and experience to the combined company, including decades of park operating experience as well as significant expertise integrating businesses and achieving synergy targets.

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Significant Cost Savings and Revenue Uplift Opportunity: Following the close of the transaction, Cedar Fair and Six Flags expect the combined company will benefit from the significant value created by total anticipated annual synergies of $200 million. Approximately $120 million of these synergies are expected to be related to identified administrative and operational cost savings, which the companies anticipate realizing within two years following transaction close. The companies also expect to leverage their complementary operating capabilities to deliver additional revenue uplift, generating approximately $80 million of incremental EBITDA that the companies anticipate realizing within three years of transaction close.

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Strong Financial Profile: Over the last 12 months, through the third quarter of fiscal 2023, Six Flags and Cedar Fair collectively entertained 48 million guests, and, as a combined company, would generate pro forma $3.4 billion[1] in revenue, $1.2 billion[1] in Adjusted EBITDA[2], and $826 million[1],[3] of free cash flow[4], reflecting run rate cost savings of $120 million and revenue uplift resulting in $80 million of incremental EBITDA. The transaction is expected to be accretive to earnings per share for Cedar Fair unitholders and Six Flags shareholders within the first 12 months following transaction close. The combined company is also expected to have a pro forma leverage ratio of approximately 3.7x net debt to Adjusted EBITDA, inclusive of synergies, with a path to reduce the leverage ratio to approximately 3.0x within two years of transaction close.

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Significant Free Cash Flow Generation and Enhanced Financial Flexibility: The combined company’s increased free cash flow will provide it with greater flexibility to invest in new rides and attractions, broader food and beverage selections, additional in-park offerings, and cross-park initiatives, such as consumer technology and enhanced guest services. The combined company’s resources are expected to be strategically deployed to grow attendance, increase per capita spending, and improve profitability, all while enhancing guests’ value and experience across the park portfolio. The combined company is committed to allocating capital to maximize shareholder returns once the company achieves its targeted net leverage ratio.

[1]	Reflects combined company run rate cost savings of $120 million and revenue uplift resulting in $80 million of incremental EBITDA.
[2]	Adjusted EBITDA for Six Flags excludes the net income attributable to non-controlling interests in the Adjusted EBITDA of partnership parks.
[3]	Excludes $65 million of one-time implementation costs and $90 million of incremental CapEx at the combined company, which do not represent run-rate view of FCF post-synergies.
[4]	Free Cash Flow (FCF) defined as Adjusted EBITDA less CapEx.

Leadership, Corporate Governance and Headquarters

The combined company will be led by a proven management team that reflects the strengths and capabilities of both organizations. Upon closing of the transaction, Richard Zimmerman, President and Chief Executive Officer of Cedar Fair, will serve as President and Chief Executive Officer of the combined company and Selim Bassoul, President and Chief Executive Officer of Six Flags, will serve as Executive Chairman of the combined company’s Board of Directors. Brian Witherow, Chief Financial Officer of Cedar Fair, will serve as Chief Financial Officer of the combined company and Gary Mick, CFO of Six Flags, will serve as Chief Integration Officer of the combined company.

Following closing of the transaction, the newly formed Board of Directors of the combined company will consist of 12 directors, six from the Cedar Fair Board and six from the Six Flags Board.

Upon closing of the transaction, the combined company will operate under the name Six Flags and trade under the ticker symbol FUN on the NYSE and will be structured as a C Corporation. The combined company will be headquartered in Charlotte, North Carolina, and will maintain significant finance and administrative operations in Sandusky, Ohio.

Approvals and Closing

The merger is expected to close in the first half of 2024, following receipt of Six Flags shareholder approval, regulatory approvals, and satisfaction of customary closing conditions. Approval by Cedar Fair unitholders is not required. Six Flags’ largest shareholder, which owns approximately 13.6% of Six Flags’ shares outstanding, has signed a voting and support agreement to vote in favor of the transaction. The transaction is not expected to trigger any change of control provision under Cedar Fair’s and Six Flags’ respective outstanding Notes. The companies expect to refinance their respective revolving credit facilities, and Six Flags expects to refinance the Six Flags Term Loan, ahead of transaction close.

Cedar Fair and Six Flags Third Quarter 2023 Results

In separate press releases today, Cedar Fair and Six Flags reported results for the third quarter of fiscal year 2023. The Cedar Fair release is available at https://ir.cedarfair.com and the Six Flags release can be found at https://investors.sixflags.com.

Advisors

Perella Weinberg Partners is serving as exclusive financial advisor and Weil, Gotshal & Manges LLP and Squire Patton Boggs (US) LLP are serving as legal counsel to Cedar Fair. Goldman Sachs & Co. LLC is serving as exclusive financial advisor and Kirkland & Ellis LLP is serving as legal counsel to Six Flags.

Conference Call and Additional Materials

Cedar Fair, L.P. (NYSE: FUN) and Six Flags Entertainment Corporation (NYSE: SIX) will host a conference call at 8:30 a.m. ET today to discuss the pending merger and review both companies’ third quarter 2023 results. Participants on the call will include Six Flags President and CEO Selim Bassoul, Cedar Fair President and CEO Richard Zimmerman, Cedar Fair Executive Vice President and CFO Brian Witherow, and Six Flags CFO Gary Mick.

Investors and all other interested parties can access a live, listen-only audio webcast of the call on the Cedar Fair and Six Flags websites. Those unable to listen to the live webcast can access a recorded version of the call on either company’s investor website Past Events, shortly after the live call’s conclusion.

A replay of the call will also be available by phone starting at approximately noon ET on Thursday, Nov. 2, 2023, until noon ET, Thursday, Nov. 9, 2023. To access the phone replay, please dial (866) 813-9403 or (929) 458-6194, followed by the Conference ID: 830378.

About Cedar Fair

Cedar Fair Entertainment Company (NYSE: FUN), one of the largest regional amusement-resort operators in the world, is a publicly traded partnership headquartered in Sandusky, Ohio. Focused on its mission to make people happy by providing fun, immersive, and memorable experiences, the Company owns and operates 13 properties, consisting of 11 amusement parks, four separately gated outdoor water parks, and resort accommodations totaling more than 2,300 rooms and more than 600 luxury RV sites. Cedar Fair’s parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, Texas and Toronto, Ontario.

This news release and prior releases are available under the News tab at http://ir.cedarfair.com

About Six Flags Entertainment Company

Six Flags Entertainment Corporation is the world’s largest regional theme park company with 27 parks across the United States, Mexico and Canada. For 62 years, Six Flags has entertained hundreds of millions of guests with world-class coasters, themed rides, thrilling water parks and unique attractions. Six Flags is committed to creating an inclusive environment that fully embraces the diversity of our team members and guests. For more information, visit www.sixflags.com

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historic fact, included in this press release that address activities, events of developments that Cedar Fair or Six Flags expects, believes or anticipates, will or may occur in the future are forward-looking statements. Words such as “anticipate,” “believe,” “create,” “expect,” “future,” “guidance,” “intend,” “plan,” “potential,” “seek,” “target,” “synergies,” “will,” “would,” similar expressions, and variations or negatives of these words identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Cedar Fair and Six Flags, and that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction and Six Flags stockholder approval; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the proposed transaction, including the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Cedar Fair, Six Flags or their respective directors and others following announcement of the merger agreement and proposed transaction; the inability to consummate the transaction due to the failure to satisfy other conditions to complete the transaction; risks that the proposed transaction disrupts and/or harms current plans and operations of Cedar Fair or Six Flags, including that management’s time and attention will be diverted on transaction-related issues; the amount of the costs, fees, expenses and charges related to the transaction, including the possibility that the transaction may be more expensive to complete than anticipated; the ability of Cedar Fair and Six Flags to successfully integrate their businesses and to achieve anticipated synergies and value creation; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; legislative, regulatory and economic developments and changes in laws, regulations, and policies affecting Cedar Fair and Six Flags; potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships during the pendency of the proposed transaction that could affect Cedar Fair’s and/or Six Flags’ financial performance and operating results; acts of terrorism or outbreak of war, hostilities, civil unrest, and other political or security disturbances; the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction; those risks described in Item 1A of Cedar Fair’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2023, and subsequent reports on Forms 10-Q and 8-K; those risks described in Item 1A of Six Flags’ Annual Report on Form 10-K, filed with the SEC on March 7, 2023, and subsequent reports on Forms 10-Q and 8-K; and those risks that will be described in the registration statement on Form S-4 and accompanying proxy statement/prospectus available from the sources indicated below.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the registration statement on Form S-4 that will be filed by CopperSteel HoldCo, Inc. (“HoldCo”) with the SEC in connection with the proposed transaction, which will contain a prospectus relating to the issuance of New Holdco securities in the proposed transaction and a proxy statement relating to the special meeting of the stockholders of Six Flags. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. The ability of Cedar Fair or Six Flags to achieve the goals for the proposed transaction may also be affected by our ability to manage the factors identified above. We caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and actual performance and outcomes may differ materially from those made in or suggested by the forward-

looking statements contained in this press release. Neither Cedar Fair nor Six Flags assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Important Information about the Transaction and Where to Find It

In connection with the proposed transaction, Cedar Fair and Six Flags will cause HoldCo to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Six Flags and a prospectus of HoldCo. A definitive proxy statement/prospectus will be mailed to stockholders of Six Flags. Cedar Fair, Six Flags and HoldCo may also file other documents with the SEC regarding the proposed transaction. This release is not a substitute for the registration statement, proxy statement/prospectus or any other document that Cedar Fair, Six Flags or HoldCo (as applicable) may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING AND/OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF CEDAR FAIR AND SIX FLAGS ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus (when they become available), as well as other filings containing important information about Cedar Fair or Six Flags, without charge at the SEC’s Internet website (http://www.sec.gov). Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Cedar Fair, Six Flags and HoldCo through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of Cedar Fair or Six Flags at the following:

Cedar Fair

Investor Contact: Michael Russell, 419.627.2233

Media Contact: Gary Rhodes, 704.249.6119

Alternate Media Contact: Andrew Siegel / Lucas Pers, Joele Frank, 212.355.4449

Six Flags

Evan Bertrand

Vice President, Investor Relations and Treasurer

+1-972-595-5180

investorrelations@sftp.com

Media Contact: Robin Weinberg / Hayley Cook / Bridget Nagle, FGS Global, 212.687.8080

The information included on, or accessible through, Cedar Fair’s or Six Flags’ website is not incorporated by reference into this release.

Participants in the Solicitation

Cedar Fair, Six Flags, HoldCo and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Six Flags stockholders in respect of the proposed transaction. Information regarding Cedar Fair’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Cedar Fair’s Form 10-K for the year ended December 31, 2022 filed with the SEC on February 17, 2023 and its proxy statement filed with the SEC on April 13, 2023, and subsequent statements of changes in beneficial ownership on file with the SEC. Information regarding Six Flags’ directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Six Flags’ Form 10-K for the year ended January 1, 2023 filed with the SEC on March 7, 2023 and its proxy statement filed with the SEC on March 28, 2023, and subsequent statements of changes in beneficial ownership on file with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC when they become available.

No Offer or Solicitation

This release is for informational purposes and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.